Capital City Bank Group, Inc.

Reports Second Quarter 2017 Results

TALLAHASSEE, Fla. (July 25, 2017) – Capital City Bank Group, Inc. (Nasdaq: CCBG) today reported net income of $3.6 million, or $0.21 per diluted share for the second quarter of 2017 compared to net income of $2.7 million, or $0.16 per diluted share for the first quarter of 2017, and $3.9 million, or $0.22 per diluted share, for the second quarter of 2016.  For the first six months of 2017, net income totaled $6.3 million, or $0.37 per diluted share, compared to net income of $5.6 million, or $0.32 per diluted share for the same period in 2016.

HIGHLIGHTS

•   Earnings per share grew 31% sequentially and 16% over prior year

•   Net interest income grew 3.9% sequentially and 4.3% over prior year

•   Strong period-end loan growth of 2.3% sequentially and 6.3% over prior year

•   Continued progress in reducing noninterest expense, which declined 3.1% from prior year

•   NPAs down 10% sequentially and 17% from year-end 2016

“Our year-to-date performance reflects continued improvement in most all aspects of our business,” said William G. Smith, Jr., Chairman, President and CEO. “Rising interest rates coupled with our asset sensitive balance sheet and loan growth are having a positive impact on our margin.  Credit quality and expense management continued their favorable trends.  Our team is focused on creating a positive client experience and executing on those initiatives that add value to our shareowners.  I look forward to the opportunities and challenges that lie ahead.”

Compared to the first quarter of 2017, performance reflected higher net interest income of $0.8 million and a $0.4 million increase in noninterest income, partially offset by a $0.3 million increase in the loan loss provision.

Compared to the second quarter of 2016, the decrease in earnings reflected lower noninterest income of $2.0 million and a $0.7 million increase in the loan loss provision, partially offset by higher net interest income of $1.1 million, a $0.8 million reduction in noninterest expense, and lower incomes taxes of $0.5 million.

The increase in earnings for the first six months of 2017 versus the comparable period in 2016 was attributable to higher net interest income of $1.6 million and a $1.7 million reduction in noninterest expense, partially offset by a $0.5 million increase in the loan loss provision, lower noninterest income of $2.0 million, and a $0.1 million increase in income taxes.

Our return on average assets (“ROA”) was 0.51% and our return on average equity (“ROE”) was 5.07% for the second quarter of 2017.  These metrics were 0.39% and 4.00% for the first quarter of 2017, respectively, and 0.57% and 5.65% for the second quarter of 2016, respectively.  For the first six months of 2017, our ROA was 0.45% and our ROE was 4.54% compared to 0.41% and 4.03%, respectively, for the same period in 2016.

Discussion of Operating Results

Tax equivalent net interest income for the second quarter of 2017 was $20.8 million compared to $20.0 million for the first quarter of 2017 and $19.6 million for the second quarter of 2016.  The increase in tax equivalent net interest income compared to the first quarter of 2017 reflects a favorable shift in the earning asset mix, one additional calendar day, and higher short-term rates,  partially offset by higher rates paid on negotiated rate deposits. The increase in tax equivalent net interest income compared to the second quarter of 2016 reflects growth in the loan portfolio, and higher short-term rates, partially offset by a higher rate paid on negotiated rate deposits. For the first six months of 2017, tax equivalent net interest income totaled $40.8 million compared to $39.0 million for the comparable period in 2016.  The year over year increase was driven by growth in the loan and investment portfolios, coupled with higher short-term rates, partially offset by a higher rate paid on negotiated rate deposits and one less calendar day.

The overnight funds rate has increased four times since December 2015, from a range of 0.00%-0.25% to a range of 1.00% to 1.25%. These increases have positively affected our net interest income due to favorable repricing of our variable and adjustable rate earning assets. Although these rate increases have also resulted in higher rates paid on our negotiated rate products, we continue to monitor and manage our overall cost of funds, which was 15 basis points in the second quarter of 2017. Despite highly competitive loan pricing across most markets, the yield of the overall loan portfolio increased quarter-over-quarter.

Our net interest margin for the second quarter of 2017 was 3.33%, an increase of 12 basis points over the first quarter of 2017 and an increase of 11 basis points over the second quarter of 2016.  For the first six months of 2017, the net interest margin increased six basis points to 3.27% compared to the same period of 2016. The increase in the margin as compared to all respective periods reflects rising interest rates and a favorable shift in our earning asset mix, which has produced higher net interest income in each period.

The provision for loan losses for the second quarter of 2017 was $0.6 million compared to $0.3 million for the first quarter of 2017 and negative $0.1 million for the second quarter of 2016.  For the first six months of 2017, the loan loss provision totaled $0.9 million compared to $0.4 million for the same period of 2016.  The increase in the loan loss provision compared to all prior periods was primarily attributable to growth in the loan portfolio.  At June 30, 2017, the allowance for loan losses was $13.2 million, or 0.81% of outstanding loans (net of overdrafts) and provided coverage of 166% of nonperforming loans compared to 0.84% and 161%, respectively, at March 31, 2017 and 0.86% and 157%, respectively, at December 31, 2016.

Noninterest income for the second quarter of 2017 totaled $13.1 million, an increase of $0.4 million, or 3.3%, over the first quarter of 2017 due to higher wealth management fees of $0.2 million and mortgage banking fees of $0.2 million.  Compared to the second quarter of 2016, noninterest income decreased $2.0 million, or 13.7%, due to a $2.5 million decrease in other income and lower deposit fees of $0.2 million, partially offset by higher wealth management fees of $0.4 million and mortgage banking fees of $0.3 million.  The reduction in other income was due to a $2.5 million gain from the partial retirement of our trust preferred securities (“TRUPs”) in the second quarter of 2016.  For the first six months of 2017, noninterest income totaled $25.9 million, a $2.0 million, or 7.3%, decrease from the same period of 2016, due to lower other income of $2.4 million related to the aforementioned TRUPs gain and to a lesser extent lower deposit fees of $0.6 million that were partially offset by higher wealth management fees of $0.4 million and mortgage banking fees of $0.6 million.  Strong home sales in our markets and a growing market share of residential loan production continues to enhance our mortgage banking fees and improved sales efforts have resulted in strong growth in wealth management fees during 2017.

Noninterest expense for the second quarter of 2017 totaled $27.9 million comparable to the first quarter of 2017 as lower compensation expense of $0.2 million and other real estate owned (“OREO”) expense of $0.3 million were offset by higher occupancy expense of $0.2 million and other expense of $0.3 million.  Compared to the second quarter of 2016, noninterest expense decreased $0.8 million, or 2.7%, primarily due to lower OREO expense.  For the first six months of 2017, noninterest expense totaled $55.8 million, a decrease of $1.8 million, or 3.1%, from the same period of 2016 primarily attributable to lower OREO expense of $1.6 million and other expense of $0.6 million that was partially offset by higher compensation expense of $0.5 million.  OREO expense continues to decline as we liquidate our remaining properties.  Further reduction in legal expense and FDIC insurance expense drove the reduction in other expense.  The increase in compensation expense was primarily due to higher stock compensation expense related to higher pay-out values reflective of improving financial performance.

We realized income tax expense of $1.6 million (30% effective rate) for the second quarter of 2017 compared to $1.5 million (35% effective rate) for the first quarter of 2017 and $2.1 million (34% effective rate) for the second quarter of 2016.  The lower effective tax rate for the second quarter of 2017 reflects income tax benefits realized in connection with stock based compensation awards.  For the first six months of 2017, income tax expense totaled $3.0 million (33% effective rate) compared to $2.9 million (34% effective rate) for the comparable period of 2016.

Discussion of Financial Condition

Average earning assets were $2.502 billion for the second quarter of 2017, a decrease of $27.2 million, or 1.1%, from the first quarter of 2017, and an increase of $78.6 million, or 3.2%, over the fourth quarter of 2016.  The change in earning assets in each of the respective periods is attributable to increases/decreases in our short-term investments and growth in our loan portfolio. Changes in the level of our short-term investments (which consists primarily of overnight funds) are partially attributable to the seasonality of our public fund deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $200.8 million during the second quarter of 2017 compared to an average net overnight funds sold position of $245.2 million in the first quarter of 2017 and $145.5 million in the fourth quarter of 2016. The decrease in net overnight funds compared to the first quarter of 2017 reflected growth in our loan portfolio and declines in public fund balances. The increase in net overnight funds compared to the fourth quarter of 2016 primarily reflected higher levels of all deposit products other than certificates of deposit, partially offset by growth in the loan portfolio.

Average loans increased $23.1 million, or 1.5% compared to the first quarter of 2017, and have grown $35.4 million, or 2.3% compared to the fourth quarter of 2016. The increase compared to the prior quarter reflected growth in all loans types except commercial loans and home equity loans. Growth over the fourth quarter of 2016 was experienced in all loan products except institutional loans and home equity loans.   Although having a minimal impact on this quarters’ average balance, a $16.4 million pool of fixed and adjustable rate commercial real estate loans was purchased in late June.

We continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets, have helped to increase overall production.

Nonperforming assets (nonaccrual loans and OREO) totaled $15.9 million at the end of the second quarter of 2017, a decrease of $1.9 million, or 10%, from the first quarter of 2017 and $3.2 million, or 17%, from the fourth quarter of 2016.  Nonaccrual loans totaled $7.9 million at the end of the second quarter of 2017, a $0.3 million decrease from the first quarter of 2017 and a $0.6 million decrease from the fourth quarter of 2016.  The balance of OREO totaled $8.0 million at the end of the second quarter of 2017, a decrease of $1.6 million from the first quarter of 2017 and $2.7 million from the fourth quarter of 2016.  Nonperforming assets represented 0.57% of total assets as of June 30, 2017 compared to 0.61% at March 31, 2017 and 0.67% at December 31, 2016.

Average total deposits were $2.373 billion for the second quarter of 2017, a decrease of $33.9 million, or 1.4%, from the first quarter of 2017, and an increase of $66.5 million, or 2.9% over the fourth quarter of 2016. The decline in deposits compared to the first quarter of 2017 reflected lower public NOW account and certificates of deposit balances, partially offset by increases in all other deposit types. The increase in deposits when compared to the fourth quarter of 2016 reflected growth in all deposit products except certificates of deposit.   The seasonal inflows of public funds peaked in the first quarter of 2017 for this cycle, and are expected to decline into the fourth quarter of 2017.

Deposit levels remain strong, as the seasonal decline in public NOW accounts was partially offset by increases in all other nonmaturity deposits during the quarter.  Average core deposits continue to experience growth as rates have increased from historical lows. We continue to monitor our overall liquidity position and deposit rates as we believe that a prudent pricing discipline remains the key to managing our mix of deposits.

Compared to the first quarter of 2017, average borrowings decreased $2.3 million due to a decline in short-term borrowings, partially offset by an increase in average long-term borrowings. Compared to the fourth quarter of 2016, average borrowings decreased by $7.2 million due to a $1.1 million reduction in repurchase agreements, with the remaining $6.1 million decline resulting from FHLB pay-downs of matched funded advances.

Shareowners’ equity was $281.5 million at June 30, 2017, compared to $278.1 million at March 31, 2017 and $275.2 million at December 31, 2016.  Our leverage ratio was 10.20%, 9.95%, and 10.23%, respectively, for these periods.  Further, at June 30, 2017, our risk-adjusted capital ratio was 16.32% compared to 16.44% and 16.28% at March 31, 2017 and December 31, 2016, respectively.  Our common equity tier 1 ratio was 12.72% at June 30, 2017, compared to 12.77% at March 31, 2017 and 12.61% at December 31, 2016.  All of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (Nasdaq: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.8 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 60 banking offices and 73 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the accuracy of the Company’s financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect the Company’s computer systems or fraud related to debit card products; changes in consumer spending and savings habits; the Company’s growth and profitability; the strength of the U.S. economy and the local economies where the Company conducts operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and a tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Shareowners' Equity (GAAP)		$281,513	$278,059	$275,168	$276,624	$274,824
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	196,702	193,248	190,357	191,813	190,013
Total Assets (GAAP)		2,814,843	2,895,531	2,845,197	2,753,154	2,767,636
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,730,032	$2,810,720	$2,760,386	$2,668,343	$2,682,825
Tangible Common Equity Ratio (non-GAAP)	A/B	7.21%	6.88%	6.90%	7.19%	7.08%
Actual Diluted Shares Outstanding (GAAP)	C	17,025	16,979	16,949	16,874	16,855
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$11.55	$11.38	$11.23	$11.37	$11.27

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016

EARNINGS
Net Income	$3,561	$2,744	$3,930	$6,305	$5,577
Net Income Per Common Share	$0.21	$0.16	$0.22	$0.37	$0.32
PERFORMANCE
Return on Average Assets	0.51%	0.39%	0.57%	0.45%	0.41%
Return on Average Equity	5.07%	4.00%	5.65%	4.54%	4.03%
Net Interest Margin	3.33%	3.21%	3.22%	3.27%	3.21%
Noninterest Income as % of Operating Revenue	39.05%	39.19%	43.99%	39.12%	41.96%
Efficiency Ratio	82.28%	85.33%	82.40%	83.78%	86.11%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	15.58%	15.68%	15.63%	15.58%	15.63%
Total Capital Ratio	16.32%	16.44%	16.44%	16.32%	16.44%
Tangible Common Equity Ratio	7.21%	6.88%	7.08%	7.21%	7.08%
Leverage Ratio	10.20%	9.95%	9.88%	10.20%	9.88%
Common Equity Tier 1 Ratio	12.72%	12.77%	12.65%	12.72%	12.65%
Equity to Assets	10.00%	9.60%	9.93%	10.00%	9.93%
ASSET QUALITY
Allowance as % of Non-Performing Loans	166.23%	160.70%	166.50%	166.23%	166.50%
Allowance as a % of Loans	0.81%	0.84%	0.89%	0.81%	0.89%
Net Charge-Offs as % of Average Loans	0.17%	0.10%	(0.04)%	0.14%	0.08%
Nonperforming Assets as % of Loans and ORE	0.97%	1.11%	1.48%	0.97%	1.48%
Nonperforming Assets as % of Total Assets	0.57%	0.61%	0.83%	0.57%	0.83%
STOCK PERFORMANCE
High	$22.39	$21.79	$15.96	$22.39	$15.96
Low	17.68	19.22	13.16	17.68	12.83
Close	$20.42	$21.39	$13.92	$20.42	$13.92
Average Daily Trading Volume	23,349	23,150	20,192	23,251	21,426

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2017		2016
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and Due From Banks	$72,801	$47,650	$48,268	$79,608	$51,766
Funds Sold and Interest Bearing Deposits	162,377	290,897	247,779	144,576	220,719
Total Cash and Cash Equivalents	235,178	338,547	296,047	224,184	272,485

Investment Securities Available for Sale	529,686	541,102	522,734	500,139	485,848
Investment Securities Held to Maturity	157,074	158,515	177,365	189,928	204,474
Total Investment Securities	686,760	699,617	700,099	690,067	690,322

Loans Held for Sale	8,213	7,498	10,886	10,510	12,046

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	213,544	214,595	216,404	223,278	207,105
Real Estate - Construction	67,331	59,938	58,443	54,107	46,930
Real Estate - Commercial	519,140	503,868	503,978	497,775	485,329
Real Estate - Residential	302,072	295,406	272,895	276,193	280,015
Real Estate - Home Equity	230,995	231,300	236,512	235,433	235,394
Consumer	269,539	268,921	262,735	258,173	252,347
Other Loans	17,057	9,586	8,614	10,875	11,177
Overdrafts	1,518	1,345	1,708	1,678	2,177
Total Loans, Net of Unearned Interest	1,621,196	1,584,959	1,561,289	1,557,512	1,520,474
Allowance for Loan Losses	(13,242)	(13,335)	(13,431)	(13,744)	(13,677)
Loans, Net	1,607,954	1,571,624	1,547,858	1,543,768	1,506,797

Premises and Equipment, Net	92,495	93,755	95,476	96,499	97,313
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	7,968	9,501	10,638	12,738	14,622
Other Assets	91,464	90,178	99,382	90,577	89,240
Total Other Assets	276,738	278,245	290,307	284,625	285,986

Total Assets	$2,814,843	$2,895,531	$2,845,197	$2,753,154	$2,767,636

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$842,314	$836,011	$791,182	$801,671	$798,219
NOW Accounts	787,090	882,605	904,014	793,363	804,263
Money Market Accounts	265,032	263,080	252,800	257,004	259,813
Regular Savings Accounts	327,560	321,160	304,680	298,682	294,432
Certificates of Deposit	149,937	156,449	159,610	164,387	168,079
Total Deposits	2,371,933	2,459,305	2,412,286	2,315,107	2,324,806

Short-Term Borrowings	6,105	7,603	12,749	12,113	9,609
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	15,631	16,460	14,881	21,368	26,401
Other Liabilities	86,774	81,217	77,226	75,055	79,109

Total Liabilities	2,533,330	2,617,472	2,570,029	2,476,530	2,492,812

SHAREOWNERS' EQUITY
Common Stock	170	170	168	168	168
Additional Paid-In Capital	35,522	34,859	34,188	33,152	32,855
Retained Earnings	271,646	268,934	267,037	264,581	262,380
Accumulated Other Comprehensive Loss, Net of Tax	(25,825)	(25,904)	(26,225)	(21,277)	(20,579)

Total Shareowners' Equity	281,513	278,059	275,168	276,624	274,824

Total Liabilities and Shareowners' Equity	$2,814,843	$2,895,531	$2,845,197	$2,753,154	$2,767,636

OTHER BALANCE SHEET DATA
Earning Assets	$2,478,546	$2,582,971	$2,520,053	$2,402,664	$2,443,561
Interest Bearing Liabilities	1,604,242	1,700,244	1,701,621	1,599,804	1,615,484

Book Value Per Diluted Share	$16.54	$16.38	$16.23	$16.39	$16.31
Tangible Book Value Per Diluted Share	11.55	11.38	11.23	11.37	11.27

Actual Basic Shares Outstanding	16,964	16,954	16,845	16,807	16,804
Actual Diluted Shares Outstanding	17,025	16,979	16,949	16,874	16,855

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Six Months Ended
	2017		2016			June 30,
(Dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2017	2016

INTEREST INCOME
Interest and Fees on Loans	$18,720	$18,005	$18,671	$18,046	$18,105	$36,725	$36,150
Investment Securities	2,169	2,042	1,949	1,846	1,751	4,211	3,388
Funds Sold	533	493	212	212	318	1,026	680
Total Interest Income	21,422	20,540	20,832	20,104	20,174	41,962	40,218

INTEREST EXPENSE
Deposits	388	281	224	223	211	669	432
Short-Term Borrowings	17	45	57	43	38	62	48
Subordinated Notes Payable	404	379	363	341	343	783	730
Other Long-Term Borrowings	117	99	129	177	206	216	422
Total Interest Expense	926	804	773	784	798	1,730	1,632
Net Interest Income	20,496	19,736	20,059	19,320	19,376	40,232	38,586
Provision for Loan Losses	589	310	464	-	(97)	899	355
Net Interest Income after Provision for Loan Losses	19,907	19,426	19,595	19,320	19,473	39,333	38,231

NONINTEREST INCOME
Deposit Fees	5,052	5,090	5,238	5,373	5,321	10,142	10,721
Bank Card Fees	2,870	2,803	2,754	2,759	2,855	5,673	5,708
Wealth Management Fees	2,073	1,842	1,773	1,774	1,690	3,915	3,482
Mortgage Banking Fees	1,556	1,308	1,392	1,503	1,267	2,864	2,297
Other	1,584	1,675	1,621	1,602	4,082	3,259	5,684
Total Noninterest Income	13,135	12,718	12,778	13,011	15,215	25,853	27,892

NONINTEREST EXPENSE
Compensation	16,292	16,496	16,699	15,993	16,051	32,788	32,292
Occupancy, Net	4,555	4,381	4,519	4,734	4,584	8,936	9,043
Other Real Estate, Net	315	583	343	821	1,060	898	2,485
Other	6,759	6,462	5,999	6,474	7,007	13,221	13,812
Total Noninterest Expense	27,921	27,922	27,560	28,022	28,702	55,843	57,632

OPERATING PROFIT	5,121	4,222	4,813	4,309	5,986	9,343	8,491
Income Tax Expense	1,560	1,478	1,517	1,436	2,056	3,038	2,914
NET INCOME	$3,561	$2,744	$3,296	$2,873	$3,930	$6,305	$5,577

PER SHARE DATA
Basic Net Income	$0.21	$0.16	$0.20	$0.18	$0.22	$0.37	$0.32
Diluted Net Income	0.21	0.16	0.20	0.17	0.22	0.37	0.32
Cash Dividend	$0.05	$0.05	$0.05	$0.04	$0.04	$0.10	$0.08
AVERAGE SHARES
Basic	16,955	16,919	16,809	16,804	17,144	16,937	17,173
Diluted	17,016	16,944	16,913	16,871	17,196	16,993	17,215

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Six Months Ended
	2017		2016			June 30,
(Dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2017	2016

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$13,335	$13,431	$13,744	$13,677	$13,613	$13,431	$13,953
Provision for Loan Losses	589	310	464	-	(97)	899	355
Net Charge-Offs	682	406	777	(67)	(161)	1,088	631
Balance at End of Period	$13,242	$13,335	$13,431	$13,744	$13,677	$13,242	$13,677
As a % of Loans	0.81%	0.84%	0.86%	0.88%	0.89%	0.81%	0.89%
As a % of Nonperforming Loans	166.23%	160.70%	157.40%	159.56%	166.50%	166.23%	166.50%

CHARGE-OFFS
Commercial, Financial and Agricultural	$324	$93	$377	$143	$304	$417	$341
Real Estate - Construction	-	-	-	-	-	-	-
Real Estate - Commercial	478	71	70	5	-	549	274
Real Estate - Residential	44	116	120	96	205	160	683
Real Estate - Home Equity	-	92	38	51	146	92	361
Consumer	537	624	771	479	438	1,161	877
Total Charge-Offs	$1,383	$996	$1,376	$774	$1,093	$2,379	$2,536

RECOVERIES
Commercial, Financial and Agricultural	$40	$81	$50	$199	$49	$121	$88
Real Estate - Construction	-	-	-	-	-	-	-
Real Estate - Commercial	58	23	45	45	237	81	318
Real Estate - Residential	202	213	277	139	579	415	815
Real Estate - Home Equity	39	29	32	237	81	68	140
Consumer	362	244	195	221	308	606	544
Total Recoveries	$701	$590	$599	$841	$1,254	$1,291	$1,905

NET CHARGE-OFFS	$682	$406	$777	$(67)	$(161)	$1,088	$631

Net Charge-Offs as a % of Average Loans (1)	0.17%	0.10%	0.20%	(0.02)%	(0.04)%	0.14%	0.08%

RISK ELEMENT ASSETS
Nonaccruing Loans	$7,966	$8,298	$8,533	$8,614	$8,214
Other Real Estate Owned	7,968	9,501	10,638	12,738	14,622
Total Nonperforming Assets	$15,934	$17,799	$19,171	$21,352	$22,836

Past Due Loans 30-89 Days	$3,789	$3,263	$6,438	$5,667	$3,872
Past Due Loans 90 Days or More	-	-	-	-	-
Classified Loans	41,322	40,978	41,507	43,228	45,058
Performing Troubled Debt Restructuring's	$35,436	$36,555	$38,233	$35,046	$35,526

Nonperforming Loans as a % of Loans	0.49%	0.52%	0.54%	0.55%	0.54%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.97%	1.11%	1.21%	1.35%	1.48%
Nonperforming Assets as a % of Total Assets	0.57%	0.61%	0.67%	0.78%	0.83%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Second Quarter 2017			First Quarter 2017			Fourth Quarter 2016			Third Quarter 2016			Second Quarter 2016			Jun 2017 YTD			Jun 2016 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,608,629	18,880	4.71%	$1,585,561	18,137	4.64%	$1,573,264	18,827	4.76%	$1,555,889	18,216	4.66%	$1,531,777	18,233	4.79%	$1,597,159	37,017	4.67%	$1,519,642	36,374	4.81%

Investment Securities
Taxable Investment Securities	591,825	1,898	1.28	600,528	1,784	1.20	614,560	1,726	1.12	606,606	1,632	1.07	571,343	1,539	1.08	596,153	3,682	1.24	561,718	2,959	1.03
Tax-Exempt Investment Securities	100,742	414	1.64	97,965	396	1.62	90,046	343	1.52	89,241	327	1.47	90,030	325	1.44	99,361	810	1.63	92,490	657	1.42

Total Investment Securities	692,567	2,312	1.34	698,493	2,180	1.26	704,606	2,069	1.17	695,847	1,959	1.12	661,373	1,864	1.13	695,514	4,492	1.30	654,208	3,616	1.11

Funds Sold	200,834	533	1.06	245,153	493	0.81	145,518	212	0.58	166,207	212	0.51	254,627	318	0.50	222,871	1,026	0.93	270,397	680	0.51

Total Earning Assets	2,502,030	$21,725	3.48%	2,529,207	$20,810	3.33%	2,423,388	$21,108	3.47%	2,417,943	$20,387	3.35%	2,447,777	$20,415	3.35%	2,515,544	$42,535	3.41%	2,444,247	$40,670	3.35%

Cash and Due From Banks	52,312			48,906			50,207			45,139			46,605			50,618			47,220
Allowance for Loan Losses	(13,662)			(13,436)			(14,017)			(14,052)			(14,254)			(13,550)			(14,127)
Other Assets	276,799			280,463			283,885			285,435			287,726			278,621			288,460

Total Assets	$2,817,479			$2,845,140			$2,743,463			$2,734,465			$2,767,854			$2,831,233			$2,765,800

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$806,621	$222	0.11%	$880,707	$134	0.06%	$782,518	$78	0.04%	$774,899	$78	0.04%	$762,667	$67	0.04%	$843,459	$356	0.09%	$780,832	$136	0.03%
Money Market Accounts	261,726	57	0.09	259,106	35	0.06	257,398	31	0.05	258,183	30	0.05	257,000	30	0.05	260,423	92	0.07	254,723	59	0.05
Savings Accounts	322,833	39	0.05	311,212	38	0.05	303,006	37	0.05	297,172	37	0.05	291,210	36	0.05	317,055	77	0.05	284,477	70	0.05
Time Deposits	152,811	70	0.18	158,289	74	0.19	161,859	78	0.19	165,324	78	0.19	170,837	78	0.19	155,535	144	0.19	173,947	167	0.19
Total Interest Bearing Deposits	1,543,991	388	0.10%	1,609,314	281	0.07%	1,504,781	224	0.06%	1,495,578	223	0.06%	1,481,714	211	0.06%	1,576,472	669	0.09%	1,493,979	432	0.06%

Short-Term Borrowings	8,957	17	0.75%	12,810	45	1.43%	14,768	57	1.54%	12,162	43	1.39%	53,691	38	0.28%	10,873	62	1.15%	60,315	48	0.16%
Subordinated Notes Payable	52,887	404	3.02	52,887	379	2.86	52,887	363	2.68	52,887	341	2.52	54,316	343	2.50	52,887	783	2.94	58,601	730	2.47
Other Long-Term Borrowings	16,065	117	2.93	14,468	99	2.77	17,473	129	2.93	23,629	177	2.98	26,721	206	3.11	15,271	216	2.85	27,245	422	3.11

Total Interest Bearing Liabilities	1,621,900	$926	0.23%	1,689,479	$804	0.20%	1,589,909	$773	0.20%	1,584,256	$784	0.20%	1,616,442	$798	0.20%	1,655,503	$1,730	0.22%	1,640,140	$1,632	0.20%

Noninterest Bearing Deposits	829,432			797,964			802,136			793,163			794,839			813,785			773,597
Other Liabilities	84,486			79,208			72,475			79,639			77,041			81,861			73,565

Total Liabilities	2,535,818			2,566,651			2,464,520			2,457,058			2,488,322			2,551,149			2,487,302

SHAREOWNERS' EQUITY:	281,661			278,489			278,943			277,407			279,532			280,084			278,498

Total Liabilities and Shareowners' Equity	$2,817,479			$2,845,140			$2,743,463			$2,734,465			$2,767,854			$2,831,233			$2,765,800

Interest Rate Spread		$20,799	3.25%		$20,006	3.14%		$20,335	3.27%		$19,603	3.15%		$19,617	3.15%		$40,805	3.19%		$39,038	3.14%

Interest Income and Rate Earned(1)		21,725	3.48		20,810	3.33		21,108	3.47		20,387	3.35		20,415	3.35		42,535	3.41		40,670	3.35
Interest Expense and Rate Paid(2)		926	0.15		804	0.13		773	0.13		784	0.13		798	0.13		1,730	0.14		1,632	0.13

Net Interest Margin		$20,799	3.33%		$20,006	3.21%		$20,335	3.34%		$19,603	3.23%		$19,617	3.22%		$40,805	3.27%		$39,038	3.21%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.